UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2018, Santander Holdings USA, Inc. (“SHUSA”), the majority stockholder of Santander Consumer USA Holdings Inc. (individually and collectively with Santander Consumer USA Inc., the “Company”), entered into a letter agreement (the “Letter Agreement”) with Scott Powell, its President and Chief Executive Officer. As previously disclosed, Mr. Powell serves as the President and Chief Executive Officer of SHUSA, as well as the President and Chief Executive Officer of the Company and U.S. Country Head of the Santander Group.

The Letter Agreement sets forth the terms and conditions of Mr. Powell’s employment with SHUSA and the Company as follows.

•	Effective as of January 1, 2018, Mr. Powell’s annual base salary is $3 million.

•

Mr. Powell’s discretionary annual bonus target for 2018 will be $4.25 million. Payment of Mr. Powell’s annual bonus will be subject to his continued employment through the payment date and the achievement of various performance objectives, as well as compliance with all applicable laws and regulatory requirements, including the European Union’s Capital Requirements Directives, Directive 2013/36/EU, which contains specific deferral and clawback requirements. Also, in accordance with these requirements, a portion of Mr. Powell’s annual bonus will be paid in Banco Santander, S.A. American Depositary Receipts (“ADRs”) and/or Company equity awards.

•

Mr. Powell will also continue to participate in SHUSA’s Special Regulatory Incentive Program (“SRIP”) at his initial targeted discretionary award value of $2 million, 25% of which was achieved in 2017 and paid in 2018 and 75% of which remains at risk, as described in the Company’s Definitive Proxy Statement on Schedule 14A, dated April 30, 2018 (the “Proxy Statement”).

Mr. Powell’s compensation is allocated between SHUSA and the Company based on his relative time spent in service to each entity.

The Letter Agreement provides that if Mr. Powell is terminated without “Cause” or he terminates his employment for “Good Reason” (in each case, as defined in the Letter Agreement), he will be entitled to (i) a lump sum payment equal to 12 months of base salary, (ii) a pro-rata bonus for time worked during the year of termination, subject to the performance terms and payment terms of the bonus plans then in effect, and (iii) continued vesting and payment of all deferred variable compensation on the same schedule as if he had remained employed through the deferral period.

Mr. Powell has also agreed to standard confidentiality and restrictive covenants, which include a perpetual confidentiality covenant and covenants prohibiting competitive activities and the solicitation of customers and employees during his employment and for 12 months thereafter.

The foregoing description is qualified by reference to the terms of the Letter Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A description of the components of compensation for the Company’s named executive officers, the Company’s Senior Executive Annual Bonus Plan, the SRIP and the Company’s Omnibus Incentive Plan is set forth in the Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Letter Agreement, dated as of September 14, 2018, between Santander Holdings USA, Inc. and Scott Powell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: September 20, 2018	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer